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                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant

Name of Subsidiary                      State or Other Jurisdiction                    Other Names Under Which
- ------------------                      ---------------------------                    -----------------------
                                      of Incorporation or Organization                 Subsidiary Does Business
                                      --------------------------------                 ------------------------

Qwest Communications Corporation/1/              Delaware                  a) Qwest Communications Corporation d/b/a Qwest
                                                                               Communications The Power of Connections

                                                                           b) Qwest Communications Corporation of Delaware

                                                                           c) Qwest Communications Corporation d/b/a The
                                                                               Power of Connections

                                                                           d) Qwest Communications The Power of Connections,
                                                                               Inc.

Qwest Corporation                                Colorado                                    None


SuperNet, Inc.                                   Colorado                       None

- -------------------------------
    /1/ Qwest Communications Corporation also uses the trade name "SP Construction Services."




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                                                         21-1